Exhibit 99.1

July 18, 2023

Pieris Pharmaceuticals Provides Strategic Update and Announces Restructuring

BOSTON, MA, July 18, 2023 – Pieris Pharmaceuticals, Inc. (Nasdaq:PIRS), a clinical-stage biotechnology company advancing novel biotherapeutics through its proprietary Anticalin® technology platform for respiratory diseases and cancer, today provided a strategic update following recent events that have impacted its inhaled respiratory franchise, including AstraZeneca's discontinuation of enrollment of the Phase 2a study for elarekibep. AstraZeneca has now informed the Company of its decision to terminate the parties’ R&D collaboration agreement and hand back elarekibep along with discontinuing the remaining discovery program.

Pieris’ management and board of directors have assessed several strategic options, which will include focusing on execution of new or expanded partnerships to advance its therapeutic programs, including cinrebafusp alfa (PRS-343), PRS-220 and PRS-400. While it explores potential transactions, Pieris will prioritize capital preservation, with cash, cash equivalents and investments totaling approximately $54.9 million as of June 30, 2023. As part of its cash preservation plan, Pieris initiated a corporate restructuring that will result in a reduction of the Company’s workforce by approximately 70%. These and other cost-saving measures are expected to maximize the opportunity to pursue a range of transactions across both its respiratory and immuno-oncology franchises and its discovery platform. Pieris has retained Stifel, Nicolaus & Company, Inc. as its exclusive financial advisor to evaluate a range of strategic options. These strategic options may include an acquisition, merger, reverse merger, other business combination, sale of assets, financing alternatives, licensing, or other strategic transactions involving the Company. There can be no assurance of a transaction, a successful outcome of these efforts, or the form or timing of any such outcome. The Company does not intend to make any further disclosures regarding the strategic review process unless and until a specific course of action is approved by the Company’s board of directors or until the Company determines that further disclosure is appropriate.

"We are pursuing strategic options across three main areas following the recent developments that have impacted our ability to independently advance our respiratory programs," commented President and CEO Stephen Yoder. "One track is accelerating partnering discussions of PRS-220 and PRS-400. A second focal area is diligently selecting the best possible development partner and deal structure to re-initiate clinical development of cinrebafusp alfa, our former lead immuno-oncology asset, which has shown 100% ORR in five patients in a HER2+ gastric cancer trial that was discontinued for strategic reasons. Third, we will explore whether our balance sheet, position as a public company, and other assets are of strategic value to a range of third parties.” Mr. Yoder continued, "While the challenges we recently experienced across our respiratory franchise have forced us to make very difficult personnel decisions, I cannot express enough gratitude to our departing colleagues for their dedication, collaborative spirit and integrity."

About Pieris Pharmaceuticals:

Pieris is a clinical-stage biotechnology company that combines leading protein engineering capabilities and deep understanding into molecular drivers of disease to develop medicines that drive local biology to produce superior clinical outcomes for patients. Our pipeline includes inhalable Anticalin proteins to treat respiratory diseases and locally-activated bispecifics for immuno-oncology. Proprietary to Pieris, Anticalin proteins are a novel class of therapeutics validated in the clinic and by strong partnerships with leading pharmaceutical companies. For more information, visit www.pieris.com.

Forward-Looking Statements:

This press release contains forward-looking statements as that term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements in this press release that are not purely historical are forward-looking statements. Such forward-looking statements include, among other things, statements relating to our exploration of strategic alternatives; the cost-saving potential of our strategic reprioritization and restructuring; the potential for us to enter into one or more collaborative partnerships, including in connection with the development of PRS-220, PRS-440 and cinrebafusp alfa; our ability to consummate one or more other strategic transactions, that may include, but are not limited to, an acquisition, merger, reverse merger, other business combination, sale of assets, financing alternatives, licensing or other strategic transactions involving the company; and our future performance and the advancement and funding of our developmental programs generally. Actual results could differ from those projected in any forward-looking statement due to numerous factors. Such factors include, among others, our ability to be successful in exploring strategic alternatives and consummating one or more collaborative partnerships or other strategic transactions on attractive terms if at all; our actual reductions in spending as compared to anticipated cost reductions; our ability to raise the additional funding we will need to continue to pursue our business and product development plans; including in collaboration with other parties, the inherent uncertainties associated with developing new products or technologies and operating as a development stage company; our ability to develop, complete clinical trials for, obtain approvals for and commercialize any of our product candidates, including our ability to recruit and enroll patients in our studies; competition in the industry in which we operate; the fact that data and results from clinical studies may not necessarily be indicative of future results; delays or disruptions due to COVID-19 or geopolitical issues, including the conflict in Ukraine; and market conditions. These forward-looking statements are made as of the date of this press release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as required by law. Investors should consult all of the information set forth herein and should also refer to the risk factor disclosure set forth in the reports and other documents we file with the Securities and Exchange Commission, or the SEC, available at www.sec.gov, including, without limitation, the Company’s most recent Annual Report on Form 10-K, the Company’s Quarterly Reports on Form 10-Q, and subsequent filings with the SEC.

Investor Relations Contact:

Pieris Pharmaceuticals, Inc.

Investors@pieris.com